EXHIBIT 10.56

FUTURE RECEIVABLES AGREEMENT

This FUTURE RECEIVABLES AGREEMENT (this “Agreement”), dated December 16, 2021, is made by and between GCF Resources LLC, (“GCF”) and SANUWAVE, INC. (“Merchant)”.

Merchant’s Legal Name: SANUWAVE, INC.
DBA Name: SANUWAVE
Legal Entity: Corporation
Address: 3360 MARTIN FARM RD #100	City: SUWANEE	State: GA	Zip: 30024

PURCHASE AND SALE OF FUTURE RECEIVABLES

Merchant hereby sells, assigns and transfers to GCF (making GCF the absolute owner) in consideration of the purchase price specified below (the Purchase Price) , the specified percentage specified below (the Specified Percentage) of all of Merchant’s future accounts, contract rights and other entitlements arising from or relating to the payment of monies from Merchant’s customers ‘and/or other third party payors (collectively, the “Receipts”, including all payments made by cash, check, electronic transfer or other form of monetary payment in the ordinary course of the Merchant’s business), for the payments due to Merchant as a result of Merchant’s sale of goods or services (the “Transactions” ) until the receipts purchased amount specified below (the Purchased Amount) has been delivered by or on behalf of Merchant to GCF. Merchant hereby acknowledges and agrees that GCF may elect, in its sole discretion, to pay to Merchant a percentage of the full Purchase Price specified below. If GCF elects to pay to Merchant less than the full Purchase Price specified below then the amount actually paid by GCF shall be deemed the Purchase Price for purposes of this transaction notwithstanding the Purchase Price specified below and the Purchased Amount shall automatically be reduced proportionately notwithstanding the Purchased amount specified below. By signing this Agreement , Merchant expressly consents to be bound to the terms of this Agreement whether GCF, in its sole discretion, elects to pay the full Purchase Price specified below or a percentage thereof. Merchant further acknowledges that if GCF elects to pay a percentage of the full Purchase Price specified below, that such payment shall not be deemed a default under this Agreement, and that all other terms and conditions, specifically including but not limited to the Daily Amount, shall remain in effect except as otherwise provided herein. The Purchased Amount shall be paid to GCF by...in consideration of the purchase price specified below (the Purchase Price), the specified percentage specified below (the Specified Percentage) of all of Merchants...until the receipts purchased amount specified below (the Purchased Amount) has been delivered by or on behalf of Merchant to GCF. Merchant hereby acknowledges and agrees that GCF may elect, in its sole discretion, to pay to Merchant a percentage of the full Purchase Price specified below. If GCF elects to pay to Merchant less than the full Purchase Price specified below then the amount actually paid by GCF shall be deemed the Purchase Price for purposes of this transaction notwithstanding the Purchase Price specified below and the Purchased Amount shall automatically be reduced proportionately notwithstanding the Purchased Amount specified below. By signing this Agreement, Merchant expressly consents to be bound to the terms of this Agreement whether GCF, in its sole discretion, elects to pay the full Purchase Price specified below or a percentage thereof. Merchant further acknowledges that if GCF elects to pay a percentage of the full Purchase Price specified below, that such payment shall not be deemed a default under this Agreement, and that all other terms and conditions, specifically including but not limited to the Daily Amount, shall remain in effect except as otherwise provided herein. The Purchased Amount shall be paid to GCF by...paid to GCF by Merchant’s irrevocably directing and authorizing that there be only one depositing bank account, which account must be acceptable to, and pre-approved by, GCF (the “Account”) into which Merchant and Merchants customers shall remit the Specified Percentage of the Merchants settlement amounts due from each Transaction, until such time as GCF receives payment in full of the Purchased Amount. Merchant hereby authorizes GCF to ACH Debit the Daily Amount (as specified below) from the Merchants Account on a daily basis and will provide GCF with all required access codes, and monthly bank statements. Merchant understands that it is responsible for ensuring that the specified percentage to be debited by GCF remains in the Account and will be held responsible for any fees incurred by GCF resulting from a rejected ACH attempt or an event of default. (See Appendix A) GCF is not responsible for any overdrafts or rejected transactions that may result from GCF ACH debiting the specified amounts under the terms of this agreement. GCF will debit the specific daily amount each business day. The Merchant shall deliver to GCF, no later than the 18th date of each month the bank statement for the Account in respect of the immediately preceding month. Within three business days of GCF receipt of the Merchants monthly bank statements, GCF shall reconcile the Merchants Account by either crediting or debiting the difference from or back to the Merchants Account so that the amount debited per month equals the Specified Percentage. If the Merchant fails to deliver the bank statement for the Account for any month, GCF shall consider that the specific remittances were equal to the Specified Percentage of the settlement amount due from each Transaction for such month. GCF may, upon Merchants request, adjust the amount of any payment due under this Agreement at GCF sole discretion and as it deems appropriate. Notwithstanding anything to the contrary in this Agreement or any other agreement between GCF and Merchant, upon the violation of any provision contained in Section 1.11 of the MERCHANT AGREEMENT TERMS AND CONDITIONS or the occurrence of an Event of Default under Section 3 of the MERCHANT AGREEMENT TERMS AND CONDITIONS, the Specified percentage shall equal 100%. A list of all fees applicable under this Agreement is contained in Appendix A. For the avoidance of any doubt, each party to this Agreement acknowledges, agrees and understands that the transaction contemplated by this Agreement is a purchase and sale of future receivables and not a loan, and no party hereto intends for this Agreement to be, or to be deemed to be, a loan agreement. Accordingly, there is no interest payable hereunder and no mandated date on which amounts hereunder are due. furthermore, the failure of the Merchant to make sales and the Merchant going out of business or bankrupt is, in and of itself, not an Event of Default under this Agreement. These are risks assumed by GCF. Neither the Merchant nor any affiliate of the Merchant, directly or indirectly, shall assert or attempt to assert at any time and in any forum that this Agreement is a loan agreement or that the transactions contemplated hereby are or should be characterized as loans.

Purchase Price $1,500,000.00	Specified Percentage 10%	Estimated Daily Amount $17,750.00	Receipts Purchased Amount $2,130,000.00

THE TERMS AND CONDITIONS, THE “SECURITY AGREEMENT AND GUARANTY” AND THE “AUTHORIZATION AGREEMENT” ATTACHED HERETEO, ARE All HEREBY INCORPORATED IN AND MADE A PART OF THIS AGREEMENT.

MERCHANT

BY: KEVIN A RICHARDSON II	X	Kevin A Richardson II	12/22/2021
(SIGNATURE)
CEO #1: KEVIN A RICHARDSON II	X	Kevin A Richardson II
		(SIGNATURE)	(DATE)
CEO #2:	X
		(SIGNATURE)	(DATE)
GCF Resources LLC
BY:	X
(COMPANY OFFICER)		(SIGNATURE)

1	Merchant Initial

TERMS AND CONDITIONS

I. TERMS OF ENROLLMENT IN PROGRAM
1.1     Merchant Deposit Agreement. Merchant shall execute an agreement (the “Merchant Deposit Agreement”) acceptable to GCF with a Bank acceptable to GCF to obtain electronic fund transfer services for the Merchant’s account at the Bank approved by GCF (the “Account”). Merchant shall provide GCF and/or its authorized agent(s) with all of the information authorizations and passwords necessary for verifying Merchant’s receivables’. receipts, deposits and withdrawals into and from the Account. Merchant hereby authorizes GCF and/or its agent(s) to deduct from the Account the amounts owed to GCF for the receipts as specified herein and to pay such amounts to GCF. Merchant also hereby authorizes GCF to withdraw from the Account the specified percentages and/or sums by GCF debiting the account. These authorizations apply not only to the approved Account but also to any subsequent or alternate account used by the Merchant for these deposits, whether pre-approved by GCF or not. This additional authorization is not a waiver of GCF entitlement to declare this Agreement breached by Merchant as a result of its usage of an account that GCF did not first pre-approve in writing prior to Merchant’s usage thereof. The aforementioned authorizations shall be irrevocable without the written consent of GCF.

1.2         Term of Agreement. This Agreement shall remain in full force and effect until the entire “Purchased Amount” is received by GCF as per the terms of this Agreement, however, at any point during the term of this Agreement, Merchant may terminate this Agreement upon ninety days ‘prior written notice (effective upon actual receipt) to GCF. The termination of this Agreement shall not affect Merchant’s continuing obligation and responsibility to fully satisfy all outstanding obligations that are due to GCF simultaneous with the Notice of termination.

1.3      Future Purchases. GCF reserves the right to rescind the offer to make any purchase payments hereunder, in its sole and absolute discretion.

1.4       Financial Condition. Merchant and Guarantor(s) (as hereinafter defined and limited) authorize GCF and its agents to investigate their financial responsibility and history, and will provide to GCF any authorizations, bank or financial statements, tax returns, etc., as GCF deems necessary in its sole and absolute discretion prior to or at any time after execution of this Agreement. A photocopy of this authorization will be deemed as acceptable as an authorization for release of financial and credit reporting information. GCF is authorized to update such information and financial and credit profiles from time to time as it deems appropriate.

1.5       Transactional History. Merchant authorizes all of their banks and brokers to provide GCF with Merchant’s banking,  brokerage  and/or processing history to determine qualification or continuation in this program.

1.6        Indemnification. Merchant and Guarantor(s) jointly and severally indemnify and hold harmless Processor,  its  officers,  directors  and shareholders against all losses, damages, claims, liabilities and expenses (including reasonable attorney’s fees) incurred by Processor resulting from (a) claims asserted by GCF for monies owed to GCF from Merchant and (b) actions taken by Processor in reliance upon any fraudulent, misleading or deceptive information or instructions provided by GCF.

1.7        No Liability. In no event will GCF be liable for any claims asserted by Merchant or Guarantors under any legal theory for lost profits, lost revenues, lost business opportunities, exemplary, punitive, special, incidental, indirect or consequential damages, each of which is waived by both Merchant and Guarantor(s). In the event these claims are nonetheless raised, Merchant and Guarantors will be jointly liable for all of GCF legal fees and expenses resulting there from.

1.8         Reliance on Terms. Section 1.1, 1.7, 1.8 and 2.5 of this Agreement are agreed to for the benefit of Merchant, GCF and Processor, and notwithstanding the fact that Processor is not a party of this Agreement, Processor may rely upon their terms and raise them as a defense in any action .

1.9        Sale of Receipts. Merchant and GCF agree that the Purchase Price under this Agreement is in exchange for the Purchased Amount, and that such Purchase Price is not intended to be, nor shall it be construed as a loan from GCF to Merchant. Merchant agrees that the Purchase Price is in exchange for the Receipts pursuant to this Agreement, and that it equals the fair market value of such Receipts. GCF has purchased and shall own all the Receipts described in this Agreement up to the full Purchased Amount as the Receipts are created. Payments made to GCF in respect to the full amount of the Receipts shall be conditioned upon Merchant’s sale of products and services, and the payment therefore by Merchant’s customers in the manner provided in Section 1.1. In no event shall the aggregate of all amounts or any portion thereof be deemed as interest hereunder, and in the event it is found to be interest despite the parties hereto specifically representing that it is NOT interest , it shall be found that no sum charged or collected hereunder shall exceed the highest rate permissible at law. In the event that a court nonetheless determines that GCF has charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by applicable law and GCF shall promptly refund to Merchant any interest received by GCF in excess of the maximum lawful rate, it being intended that Merchant not pay or contract to pay, and that GCF not receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by Merchant under applicable law. As a result thereof , Merchant knowingly and willingly waives the defense of Usury in any action or proceeding.
1.10       Power of Attorney. Merchant irrevocably appoints GCF as its agent and attorney in fact with full authority to take any action or execute any instrument or document to settle all obligations due to GCF from Processor, or in the case of a violation by Merchant of Section 1.12 or the occurrence of an Event of Default under Section 3.1 hereof, from Merchant, under this Agreement, including without limitation (i) to obtain and adjust insurance; {ii) to collect monies due or to become due under or in respect of any of the Collateral; (iii) to receive, endorse and collect any checks, notes, drafts, instruments, documents or chattel paper in connection with clause (i) or clause (ii) above; (iv) to sign Merchant’s name on any invoice, bill of lading, or assignment directing customers or account debtors to make payment directly to GCF; and (v) to file any claims or take any action or institute any proceeding which GCF may deem necessary for the collection of any of the unpaid Purchased Amount from the Collateral, or otherwise to enforce its rights with respect to payment of the Purchased Amount. In connection therewith, all costs, expenses and fees, including legal fees, shall be payable by and from Merchant, and GCF is authorized to use Merchant’s funds to pay for the same.

1.11       Protections against Default. The following Protections 1 through 7 may be invoked by GCF immediately and without notice to Merchant in the event: (a) Merchant takes any action to discourage the use of electronic check processing that are settled through Processor, or permits any event to occur that could have an adverse effect on the use, acceptance, or authorization of checks or other payments or deposits for the purchase of Merchant’s services and products including but not limited to direct deposit of any checks into a bank account without scanning into the GCF electronic check processor; (b) Merchant changes its arrangements with Processor in any way that is adverse or unacceptable to GCF; (c) Merchant changes the electronic check processor through which the Receipts are settled from Processor to another electronic check processor, or permits any event to occur that could cause diversion of any of Merchant’s check or deposit transactions to another processor; (d) Merchant interrupts the operation of this business (other than adverse weather, natural disasters or acts of God) transfers, moves, sells, disposes, or otherwise conveys its business and/or assets without (i) the express prior written consent of GCF, and (ii) the written agreement of any purchaser or transferee to the assumption of all of Merchant’s obligations under this Agreement pursuant to documentation satisfactory to GCF; or (e) Merchant takes any action, fails to take any action, or offers any incentive economic or otherwise-the result of which will be to induce any customer or customers to pay for Merchant’s services with any means other than payments, checks or deposits that are settled through Processor. These protections are in addition to any other remedies available to GCF at law, in equity or otherwise pursuant to this Agreement.

Protection 1. The full uncollected Purchase Amount plus all fees (including legal fees) due under this Agreement and the attached Security Agreement become due and payable in full immediately. Protection 2 . GCF may enforce the provisions of the Personal Guaranty of Performance against the Guarantor(s). Protection 3. Merchant hereby authorizes GCF to execute in the name of the Merchant a Confession of Judgment in favor of GCF in  the amount of Purchase Amount stated in the Agreement. Upon breach of any provision in this paragraph 1.11, GCF may enter that Confession of Judgment as a Judgment with the Clerk of any Court and execute thereon. Protection 4. GCF may enforce its security interest in the Collateral identified  in  the attached Security Agreement and Guarantee. Protection 5. The entire Purchase Amount and all fees (including legal fees) shall become immediately refundable and payable to GCF from Merchant. Protection 6. GCF may proceed to protect and enforce its rights and remedies by lawsuit. In any such lawsuit, under which GCF shall recover Judgment  against  Merchant, Merchant shall be liable for all of GCF costs of the lawsuit, including but not limited to all reasonable attorneys ‘fees and court costs. Protection 7. This Agreement shall be deemed Merchants Assignment of Merchant’s Lease of Merchant’s business premises to GCF. Upon breach of any provision in this Agreement, GCF may exercise its rights under this Assignment of Lease without prior Notice to Merchant. Protection 8. GCF may debit Merchant’s depository accounts wherever situated by means of ACH debit or facsimile signature on a computer generated check drawn on Merchant’s bank account or otherwise for all sums due to GCF.

2	Merchant Initial

1.12       Protection of Information. Merchant and each person signing this Agreement on behalf of Merchant  and/or as Owner or Guarantor,  in  respect of himself or herself personally, authorizes GCF to disclose information concerning Merchant’s and each Owner’s and each Guarantor’s credit standing (including credit bureau reports that GCF obtains) and business conduct only to agents, affiliates, subsidiaries, and credit reporting bureaus. Merchant and each Owner and each Guarantor hereby  and each waives to the maximum extent permitted by law any claim for damages against GCF or any of its affiliates relating to  any (i) investigation undertaken  by or on behalf of GCF as permitted by this Agreement or (ii) disclosure of information as permitted by this Agreement .

1.13       Confidentiality. Merchant understands and agrees that the terms and conditions of the products and services offered by GCF, including this Agreement and any other GCF documentations (collectively, “Confidential Information “) are proprietary and confidential information of GCF. Accordingly unless disclosure is required by law or court order, Merchant shall not disclose Confidential Information of GCF to any person other than an attorney, accountant, financial advisor or employee of Merchant who needs to know such information for the purpose of advising Merchant (“Advisor”), provided such Advisor uses such information solely for the purpose of advising Merchant and first agrees in writing to be bound by the terms of this section. A breach hereof entitles GCF to not only damages and legal fees but also to both a Temporary Restraining Order and a Preliminary Injunction without Bond or Security.

1.14       Publicity. Merchant and each of Merchant’s Owners and all Guarantors hereto all hereby authorizes GCF to use its, his or her name in listings of clients and in advertising and marketing materials.

1.15       D /B /A’s. Merchant hereby acknowledges and agrees that GCF may be using “doing business as” or “d/b/a” names in connection with various matters relating to the transaction between GCF and Merchant, including the filing of UCC-1 financing statements and other notices or filings.

II. REPRESENTATIONS, WARRANTIES AND COVENANTS

Merchant represents warrants and covenants that, as of this date and during the term of this Agreement; and until GCF is fully paid:

2.1        Financial Condition and Financial Information. Merchant’s and Guarantors ‘bank and financial Statements, copies of which have been furnished to GCF, and future statements which will be furnished hereafter at the discretion of GCF, fairly represent the financial condition of Merchant at such dates, and since those dates there has been no material adverse changes, financial or otherwise, in such condition, operation or ownership of Merchant. Merchant and Guarantors have a continuing, affirmative obligation to advise GCF of any material adverse change in their financial condition, operation or ownership. GCF may request statements at any time during the performance of this Agreement and the Merchant and Guarantors shall provide them to GCF within S business days. Merchant’s or Guarantors’ failure to do so is a material breach of this Agreement.

2.2          Governmental Approvals. Merchant is in compliance and shall comply with all laws and has valid permits, authorizations and licenses to own , operate and lease its properties and to conduct the business in which it is presently engaged and/or will engage in hereafter.

2.3        Authorization. Merchant, and the person(s) signing this Agreement on behalf of Merchant, have full power and authority to incur and perform the obligations under this Agreement, all of which have been duly authorized.

2.4         Insurance. Merchant will maintain business-interruption insurance naming GCF as loss payee and additional insured in amounts and against risks as are satisfactory to GCF and shall provide GCF proof of such insurance upon request.

2.5       Electronic Check Processing Agreement. Merchant will not change its processor, add terminals, change its financial institution or bank account(s) or take any other action that could have any adverse effect upon Merchant’s obligations under this Agreement, without GCF prior written consent. Any such changes shall be a mate rial breach of this Agreement.

2.6         Change of Name or Location. Merchant will not conduct Merchant’s businesses under any name other than as disclosed to the Processor and GCF, nor shall Merchant change any of its places of business without prior written consent by GCF.

2.7          Daily Batch Out. Merchant will batch out receipts with the Processor on a daily basis.
2.8         Estoppel Certificate. Merchant will at every and all times, and from time to time, upon at least one (1) day’s prior notice from GCF to Merchant, execute, acknowledge and deliver to GCF and/or to any other person, firm or corporation specified by GCF, a statement certifying that this Agreement is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications) and stating the dates which the Purchased Amount or any portion thereof has been repaid.

2.9          No Bankruptcy. As of the date of this Agreement, Merchant is not insolvent and does not contemplate and has not filed any petition for bankruptcy protection under Title 11 of the United States Code and there has been no involuntary petition brought or pending against Merchant. Merchant further warrants that it does not anticipate filing any such bankruptcy petition and it does not anticipate that an involuntary petition will be filed against it . In the event that the Merchant files for bankruptcy protection or is placed under an involuntary filing Protections 2 and 3 are immediately invoked.

2.10      Working Capital Funding. Merchant shall not enter into any arrangement, agreement or commitment that relates to or involves the Receipts, whether in the form of a purchase of, a loan against, collateral against or the sale or purchase of credits against, Receipts or future check sales with any party other than GCF.

2.11       Unencumbered Receipts. Merchant has good, complete, unencumbered and marketable title to all Receipts, free and clear of any and all liabilities, liens, claims, changes, restrictions, conditions, options, rights, mortgages, security interests, equities, pledges and encumbrances of any kind or nature whatsoever or any other rights or interests that may be inconsistent with the transactions contemplated with, or adverse to the interests of GCF.

2.12       Business Purpose. Merchant is a valid business in good standing under the laws of the jurisdictions in which it is organized and/or operates, and Merchant is entering into this Agreement for business purposes and not as a consumer for personal, family or household purposes.

2.13        Defaults under Other Contracts. Merchant’s execution of, and/or performance under this Agreement, will not cause or create an event of default by Merchant under any contract with another person or entity.

2.14          Good Faith, Best Efforts and Due Diligence. Merchant and Guarantors hereby affirm that they will conduct the business in Good Faith and will expend their best efforts to maintain and grow its business, to ensure that GCF obtains the Purchased Amount. Furthermore, Merchant and Guarantors hereby agree, warrant and represent hereby that they will constantly perform all appropriate Due Diligence and credit checks of all of the customers ‘finances, cash flow, solvency, good faith, payment histories and business reputations {the “Due Diligence Requirements”) as may suffice to ensure any and all products and/or services provided, sold or delivered by Merchant to said customers will be paid for by customers in full and on time, and will not result in the creation of an unpaid account. These Due Diligence Requirements must be performed prior to any sales to any customer, and repeated no less frequently than monthly for so long as any sums are due from those customers. Full documentation of all of Merchant’s compliance with its Due Diligence Requirements must be maintained in Merchant’s files so long as GCF has not fully collected all sums due to it. This is not a guaranty of payment by customers, but is a guaranty of full, adequate and good faith Due Diligent investigation and credit check of customers before extending credit to them and continuing no less frequently than monthly so long as sums are still due.

III. EVENTS OF DEFAULT AND REMEDIES

3.1         Events of Default. The occurrence of any of the following events shall constitute an “Event of Default’’ hereunder: {a) Merchant or Guarantor shall violate any term or covenant in this Agreement; (b) Any representation or warranty by Merchant in this Agreement shall prove to have been incorrect, false or misleading in any material respect when made; (c) the sending of notice of termination by Merchant; (d) Merchant shall transport, move, interrupt, suspend, dissolve or terminate its business; (e) Merchant shall transfer or sell all or substantially all of its assets; (f) Merchant shall make or send notice of any intended bulk sale or transfer by Merchant; (g) Merchant shall use multiple depository accounts without the prior written consent of GCF (h) Merchant shall change its depositing account without the prior written consent of GCF; (i) Merchant shall perform any act that reduces the value of any Collateral granted under this Agreement; or (j) Merchant shall default under any of the terms, covenants and conditions of any other agreement with GCF.

3.2           Personal Guaranty. In the event of a Default under Sections 2.3, 2.5, 2.6, 2.9, 2.10, 2.11, 2.12, 2.13, and 2.14 or upon the occurrence of Event Of Default as defined in Section 3.1, should GCF determine that the Purchased Amount cannot be obtained from the Merchant’s business, GCF will enforce its rights against the Guarantors of this transaction. Said Guarantors will be jointly and severally liable to GCF for all of GCF losses and damages, in additional to all costs and expenses and legal fees associated with such enforcement.

3	Merchant Initial

3.3        Remedies. In case any Event of Default occurs and is not waived pursuant to Section 4.4.1 hereof, GCF may proceed to protect and enforce its rights or remedies by suit in equity of by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein, or to enforce the discharge of Merchant’s obligations hereunder (including the Guaranty) or any other legal or equitable right or remedy. All rights, powers and remedies of GCF after the occurrence of an Event of Default, are cumulative and not exclusive and shall be in addition to any other rights, powers or remedies provided by law or equity. Simultaneous with the execution of this Agreement Merchant and Guarantor shall execute a Verified Confession of Judgment. In addition to the other remedies available to GCF upon any Event of Default, Merchant and Guarantor agree that GCF may file a Verified Confession of Judgment in New York (or an Agreed Judgment in Texas) without notice to Merchant and Guarantor and may seek to obtain a judgment for all amounts due and owing under this Agreement. In addition, GCF’s remedies may include garnishment, or prejudgment garnishment, of Merchant’s bank account .

3.4       Costs. Merchant shall pay to GCF all reasonable costs associated with (a) a breach by Merchant of the Covenants in this Agreement and the enforcement thereof, and (b) the enforcement of GCF remedies set forth in Section 4.2 below, including but not limited to court costs and attorneys ‘fees.

3.5         Required Notifications. Merchant is required to give GCF written notice within 24 hours of any filing under Title 11 of the United States Code. Merchant is required to give GCF seven days ‘written notice prior to the closing of any sale of all or substantially all of the Merchant’s assets or stock.

IV. MISCELLANEOUS

4.1         Modifications: Agreements. No modification, amendment, waiver or consent of any provision of this Agreement shall be effective unless the same shall be in writing and signed by GCF.

4.2         Assignment. GCF may assign, transfer or sell its rights to receive the Purchased Amount or delegate its duties hereunder, either in whole or in part.

4.3          Notices. All notices, requests, consents, demands and other communications hereunder shall be delivered by certified mail, return receipt requested, to the respective parties to this Agreement at the addresses set forth in this Agreement. Notices to GCF shall become effective only upon receipt by GCF. Notices to Merchant shall become effective three days after mailing.

4.4          Waiver Remedies. No failure on the part of GCF to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided hereunder are cumulative and not exclusive of any remedies provided by law or equity.

4.5         Binding Effect; Governing Law, Venue and Jurisdiction. This Agreement shall be binding upon and inure to the benefit of Merchant, GCF and their respective successors and assigns, except that Merchant shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of GCF, which consent may be withheld in GCF ‘sole discretion. GCF reserves the rights to assign this Agreement with, or without written notice to Merchant. This Agreement shall be governed by and construed exclusively in accordance with the laws of the State of New York, without regards to any applicable principles of conflicts of law. If there is any suit, action, litigation or proceeding arising hereunder, or for the interpretation, performance or breach hereof, by either party, then such litigation shall only be instituted in any court sitting in the state of New York or Texas (the “Acceptable Forums”). The parties, including Merchant and Guarantor, agree that the Acceptable Forums are a convenient forum and submit to personal jurisdiction of the Acceptable Forums and waive any and all objections to jurisdiction or venue. Should any proceeding be initiated in any other state or forum, the parties waive any right to oppose any motion or application made by either party to transfer such proceeding to the Acceptable Forums. Additionally, Merchant and Guarantor hereby agree to waive any formal personal service of process and agree that any summons and/or complaint or other process to commence any litigation by GCF will be properly served if sent by certified mail, return receipt requested to the mailing address listed on page 1 of this Agreement.
4.6          Survival of Representation, etc. All representations, warranties and covenants herein shall survive the execution and delivery of this Agreement and shall continue in full force until all obligations under this Agreement shall have been satisfied in full and this Agreement shall have terminated.

4.7          Interpretation. All Parties hereto have reviewed this Agreement with attorney of their own choosing and have relied only on their own attorneys ‘guidance and advice. No construction determinations shall be made against either Party hereto as drafter.

4.8         Severability. In case any of the provision in this Agreement is found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of any other provision contained herein shall not in any way be affected or impaired.

4.9           Entire Agreement. Any provision hereof prohibited by law shall be ineffective only to the extent of such prohibition, without invalidating the remaining provisions hereof. This Agreement and the Security Agreement, Guaranty and Confession of Judgment hereto constitute and embody the entire agreement between Merchant and GCF and supersede all prior agreements and understandings relating to the subject matter hereof.

4.10         JURY TRIAL WAIVER. THE PARTIES HERETO WAIVE TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THE TRANSACTIONS OR THE ENFORCEMENT HEREOF. THE PARTIES HERETO ACKNOWLEDGE THAT EACH MAKES THIS WAIVER KNOWINGLY, WILLINGLY AND VOLUNTARILY AND WITHOUT DURESS, AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH THEIR ATTORNEYS.

4.11         CLASS ACTION WAIVER. THE PARTIES HERETO WAIVE ANY RIGHT TO ASSERT ANY CLAIMS AGAINST THE OTHER PARTY AS A REPRESENTATIVE OR MEMBER IN ANY CLASS OR REPRESENTATIVE ACTION, EXCEPT WHERE SUCH WAIVER IS PROHIBITED BY LAW AS AGAINST PUBLIC POLICY. TO THE EXTENT EITHER PARTY IS PERMITIED BY LAW OR COURT OF LAW TO PROCEED WITH A CLASS OR REPRESENTATIVE ACTION AGAINST THE OTHER, THE PARTIES HEREBY AGREE THAT: (1) THE PREVAILING PARTY SHALL NOT BE ENTITLED TO RECOVER ATTORNEYS FEES OR COSTS ASSOCIATED WITH PURSUING THE CLASS OR REPRESENTATIVE ACTION (NOTWITHSTANDING ANY OTHER PROVISION IN THIS AGREEMENT); AND (2) THE PARTY WHO INITIATES OR PARTICIPATES AS A MEMBER OF THE CLASS WILL NOT SUBMIT A CLAIM OR OTHERWISE PARTICIPATEIN ANY RECOVERY SECURED THROUGH THE CLASS OR REPRESENTATIVE ACTION.

4.12        Facsimile & Digital Acceptance. Facsimile signatures and Electronic Digital signatures hereon shall be deemed acceptable for all purposes.

4.13       Stacking Fee. $5,000.00 - When Merchant takes  additional funding after getting funded by GCF while Merchant has a balance  with GCF or any subsidiary or any other GCF associated entities. In the event GCF is stacked by another funder, GCF has the right to collect an additional daily payment per day.

4	Merchant Initial